Exhibit 99.1

Superior Consultant Holdings Corporation 17570 West 12 Mile Southfield, MI 48076

Nasdaq: SUPC

Richard D. Helppie — Chief Executive Officer
 Richard R. Sorensen — Chief Financial Officer
 Susan M. Synor —Executive Vice President
 (248) 386-8300

FOR IMMEDIATE RELEASE
February 19, 2004

SUPERIOR CONSULTANT REPORTS
FOURTH QUARTER AND FULL YEAR 2003 RESULTS

Superior Achieves Revenue Growth, Fourth Quarter Profit and Forecasts Revenue
Growth and Profit for 2004

Summary for Fourth Quarter and Full Year 2003

•	Fourth quarter net revenue increased 23% to $24.6 million over the same quarter last year

•	2003 net revenue increased to $91.9 million for the year

•	Positive 2003 earnings before interest, taxes, depreciation, and amortization (EBITDA) of $1.8 million for the quarter and $4.2 million for the year

•	Positive cash flow from operations of $0.4 million for the quarter and $1.8 million for 2003

•	Fourth quarter net income of $0.1 million

•	Revenue backlog at December 31, 2003 of $250 million

•	Two new multi-year, multi-million dollar outsourcing contracts sold in 2003, with a base value of approximately $77 million

•	In final contract negotiation for multi-year outsourcing agreement with a Midwest health system (Letter of Intent previously announced)

•	Outsourcing sales prospect pipeline valued at $780 million

•	Received Best Bang for the Buck Award in healthcare I.T. from Frost & Sullivan

•	104 new clients signed during 2003

SOUTHFIELD, Michigan, February 19, 2004 — Superior Consultant Holdings Corporation (Nasdaq: SUPC), today reported its fourth quarter and year-end operating results and provided guidance for 2004. For the year 2003, the company reported $91.9 million in net revenue, compared with $84.1 million in net revenue in 2002. For the fourth quarter of 2003, the company reported net revenue of $24.6 million, compared with $22.6 million in the third quarter and $20.0 in the fourth quarter a year ago. The company reported positive EBITDA for the quarter of $1.8 million and earnings per diluted share of $0.01, compared with EBITDA of ($14.2) million and a net loss of ($1.43) per share in the same quarter last year. For the year, the company reported positive EBITDA of $4.2 million, compared with ($15.5) million in 2002, and a net loss of ($0.17) per share, compared with ($1.62) one year ago.

Fourth quarter outsourcing net revenue increased 51% over the fourth quarter in the prior year, and 2003 outsourcing net revenue increased 24% over 2002. The company added two new multi-year outsourcing contracts during the year, with a base value of approximately $77 million. In the fourth quarter of 2003, Superior advanced to the final contract negotiation phase with a Midwest health system on a previously announced Letter of Intent for a multi-year, multi-million dollar outsourcing agreement. The company’s outsourcing sales prospect pipeline increased to $780 million.

“Maintaining a steady focus on our business plan of delivering excellent client value through our outsourcing and consulting services has resulted in highly satisfied clients, more than 100 new clients, and recognition as the best value in the healthcare industry,” said Chief Executive Officer Richard D. Helppie. “Constructing a set of services that meets the needs of healthcare clients and uniquely integrates the talents of our senior workforce has also resulted in the achievement of our expectations for the year and a profit for the fourth quarter. Our EBITDA expanded each quarter of 2003, and our net revenue and backlog increased 9% and 31%, respectively, over last year. We entered 2004 with $250 million in total revenue backlog; our current booked backlog for this year is $63 million.”

SG&A in the fourth quarter improved to 26.0% of net revenue from 28.7% last quarter and 39.7% in the fourth quarter of 2002. SG&A for the year improved to 28.6% from 39.0% in 2002. Days Sales Outstanding (DSO) improved in the fourth quarter to 46 from 50 last quarter and 54 one year ago.

“Superior has again achieved improved operating efficiencies in SG&A; we have also increased our operating margin and reported positive EBITDA,” said Richard R. Sorensen, Chief Financial Officer. “Our earnings for the quarter included a restructuring recovery of $0.2 million resulting from the successful sublet of vacant office space. We ended the quarter with $12.7 million in cash. Uses of cash during the quarter consisted primarily of the purchase of software and equipment related to our outsourcing contracts, debt service associated with our financing arrangements, and stock repurchases. During the quarter, the company repurchased 12,000 shares of our common stock, at an aggregate cost of $56,000, bringing the total shares repurchased in 2003 to 432,282 at an aggregate cost of $1.6 million.”

Operating margin, excluding the impact of restructuring and impairment items, improved to 1.0% in the fourth quarter, compared with (1.1%) in the prior quarter and (16.3%) in the fourth quarter of 2002. Gross margin during the quarter improved to 26.8%, compared with 23.4% in the same quarter one year ago.

“During the fourth quarter, we sold and launched a five-year, full-scale information technology outsourcing contract with Central Maine Healthcare Corporation, bringing the total number of hospitals within health systems that Superior currently manages I.T. or help desk functions to more than 45,” said George S. Huntzinger, President and Chief Operating Officer. “Additionally, during the year, we migrated three clients and all of our internal operations to our Superior Processing Center which, together with our network control center, is providing full service to clients and reporting high client satisfaction.”

“In consulting, we continued to refine our offerings throughout the year and delivered exceptional service to our clients,” Huntzinger continued. “Accepted proposals for consulting work totaled $11.2 million in the fourth quarter and $60.0 million for the year. Revenue in consulting increased slightly to $54.3 million in 2003 from $53.6 million in 2002.”

“Superior added 26 new clients during the fourth quarter and 104 new clients during the year,” Huntzinger concluded.

OUTLOOK

Healthcare, including healthcare information technology, has risen to the top political agendas in the nation. The benefits of advanced I.T. support, including electronic medical records, to the provision of diagnosis and treatment are now promoted by a broad spectrum of political leaders and have manifested in legislation such as the Health Insurance Portability and Accountability Act (HIPAA) and the Medicare Prescription Drug, Improvement and Modernization Act of 2003.

“Superior believes that clinical quality and patient safety are improved while the cost of healthcare is reduced through smart application of information technology,” Helppie said. “We believe that we bring to the market a world-class, healthcare-specific I.T. infrastructure, a lengthy track record of producing results, deep client relationships, and an unmatched team of senior healthcare professionals. We deliver these necessary components and transform clients’ clinical operations, improve patient safety, and achieve bottom-line results from operational efficiency, cost reduction, and increased revenue.”

For 2004, Superior anticipates that net revenue will be in the range of approximately $102 million to $107 million and earnings per basic share will be between approximately $0.08 and $0.13. The revenue forecast is based on a current booked backlog of $63 million for the year, and client indications of an additional $7.6 million. The company expects to continue to show quarterly improvement over comparable 2003 quarters throughout the year.

The company believes that its financial performance, growth and backlog expansion will result from 2004 outsourcing sales totaling approximately $100 million to $180 million and consulting bookings of approximately $56 million to $62 million. In addition, the company expects to continue the 2003 trend of expanding EBITDA, with a current expectation for 2004 EBITDA to be in the range of approximately $8.0 million to $8.5 million.

The company’s guidance is predicated on anticipated success in winning new outsourcing contracts, achievement of the anticipated revenue mix between outsourcing and consulting, and a stabilizing market for its consulting services.

“As announced in December, Superior was named 2003 Best Bang for the Buck in healthcare I.T. by Frost & Sullivan,” said Helppie. “We believe that this award, coupled with our increased revenue, is testament to our leadership position in the healthcare market and the industry’s confidence in the depth of Superior’s knowledge and capabilities and recognition of the true value that we bring to our clients,” said Helppie. “We look forward to opportunities in 2004 to serve our clients, support our workforce, and create substantial long-term shareholder value.”

As of December 31, 2003, there were 10.4 million shares of Superior common stock outstanding, excluding treasury shares, and insiders of Superior currently own approximately 50% of the company’s common stock.

Conference Call Broadcast:

Superior Consultant’s senior executives will discuss the fourth quarter and full year 2003 results during an investor teleconference scheduled for 11:00 a.m. eastern time on Friday, February 20, 2004. To listen to the broadcast, participants may log onto www.superiorconsultant.com and go to the “Investors” section of the Web site. We suggest you log onto the Web site 10 minutes prior to the conference call to download and install any necessary software.

Conference Call Replay:

An online replay will be available after 2:30 p.m. eastern time on Friday, February 20, 2004, under the “Investors” section of www.superiorconsultant.com.

Statements included in this press release which are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended by Public Law 104-67. Forward-looking statements may be identified by words including, but not limited to: “anticipate,” “believe,” “intends,” “estimates,” “promises,” “expect,” “should,” “conditioned upon” and similar expressions. This release contains forward-looking statements relating to future financial results or business expectations. Business plans may change as circumstances warrant. Actual results may differ materially as a result of factors and events which the company is unable to accurately predict or over which the company has no control. Such factors include, but are not limited to: the award or loss of significant client assignments, timing of contracts, recruiting and new business solicitation efforts, the healthcare market’s acceptance of and demand for the company’s offerings, demands upon and consumption of the company’s cash and cash equivalent resources or changes in the company’s access to working capital, regulatory changes and other factors affecting the financial constraints on the company’s clients, competitive pressures (both domestic and foreign), economic factors specific to healthcare, general economic conditions, unforeseen disruptions in transportation, communications or other infrastructure components, acquisitions under consideration and the ability to integrate acquisitions on a timely basis. Additional information regarding these risk factors and others, and additional information concerning the company are included in the company’s reports on file with the Securities and Exchange Commission.

About Superior Consultant Holdings Corporation

Recipient of Frost & Sullivan’s 2003 Best Bang for the Buck Award for providing services and solutions with the highest ratio of value to cost, Superior Consultant is a leading national provider of outsourcing, management and information technology consulting services and solutions to the healthcare industry. Superior specializes in Digital Business Transformation™ services that enable clients to thrive in the information-driven economy, and its outsourcing, management and information technology consulting services and solutions help clients plan and execute better business strategies and meet their fiscal challenges while advancing clinical quality. Superior’s best practices outsourcing model includes a full range of flexible business process and information technology solutions, including data center services, 24/7/365 network monitoring and help desk services, facility management, interim management, and application outsourcing services. For nearly 20 years, Superior has been recognized as an innovative leader within the healthcare industry and has been rewarded with full and partial outsourcing contracts, thousands of engagements, approximately 150 interim management assignments, and nearly 3,000 clients.

For more information on Superior Consultant Holdings Corporation simply dial 1-800-PRO-INFO and enter the Company ticker: SUPC (a no-cost fax-on-demand service) or visit the Company’s Web site at http://www.superiorconsultant.com.

SUPERIOR CONSULTANT HOLDINGS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	December 31,
ASSETS	2003	2002

Current assets
Cash and cash equivalents	$12,688	$14,575
Accounts receivable, net	12,592	11,959
Other current assets	4,000	3,377

Total current assets	29,280	29,911
Property and equipment, net	24,235	12,737
Real estate held for sale	—	991
Other long-term assets	338	17

Total Assets	$53,853	$43,656

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable to bank	$1,900	$2,925
Other current liabilities	16,300	12,940

Total current liabilities	18,200	15,865
Senior subordinated debentures, net	7,552	—
Long-term liabilities	5,185	2,624
Stockholders’ equity	22,916	25,167

Total Liabilities and Stockholders’ Equity	$53,853	$43,656

SUPERIOR CONSULTANT HOLDINGS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2003	2003	2002	2003	2002

Revenue
Consulting
Revenue before reimbursements (net revenue)	$13,326	$13,244	$12,546	$54,279	$53,634
Out-of-pocket reimbursements (1)	1,688	1,698	2,148	7,036	7,997

Total consulting revenue	15,014	14,942	14,694	61,315	61,631
Outsourcing
Revenue before reimbursements (net revenue)	11,249	9,345	7,458	37,662	30,474
Out-of-pocket reimbursements (1)	164	174	91	563	520

Total outsourcing revenue	11,413	9,519	7,549	38,225	30,994

Consolidated revenue	26,427	24,461	22,243	99,540	92,625
Cost of services
Consulting
Cost of services before reimbursements (net cost of services)	7,874	8,285	8,131	33,334	33,134
Out-of-pocket reimbursements (1)	1,688	1,698	2,148	7,036	7,997

Total consulting cost of services	9,562	9,983	10,279	40,370	41,131
Outsourcing
Cost of services before reimbursements (net cost of services)	10,109	8,057	7,192	33,441	25,997
Out-of-pocket reimbursements (1)	164	174	91	563	520

Total outsourcing cost of services	10,273	8,231	7,283	34,004	26,517

Consolidated cost of services	19,835	18,214	17,562	74,374	67,648
Gross Profit
Consulting	5,452	4,959	4,415	20,945	20,500
Outsourcing	1,140	1,288	266	4,221	4,477

Consolidated gross profit	6,592	6,247	4,681	25,166	24,977
Selling, general and administrative expenses	6,390	6,493	7,946	26,253	32,816
Restructuring (recovery) charges, net	(193)	—	3,308	(193)	3,308
Impairment of assets	—	—	571	—	571
Impairment of goodwill	—	—	8,223	—	8,223

Earnings (loss) from operations	395	(246)	(15,367)	(894)	(19,941)
Other income (expense), net	(288)	(344)	(3)	(861)	176

Earnings (loss) before income tax benefit	107	(590)	(15,370)	(1,755)	(19,765)
Income tax benefit	—	—	—	—	(2,301)

Net earnings (loss)	$107	$(590)	$(15,370)	$(1,755)	$(17,464)

Net earnings (loss) per share
Basic	$0.01	$(0.06)	$(1.43)	$(0.17)	$(1.62)

Diluted	$0.01	$(0.06)	$(1.43)	$(0.17)	$(1.62)

Weighted average number of common shares outstanding
Basic	10,377	10,478	10,765	10,595	10,751

Diluted	11,361	10,478	10,765	10,595	10,751

SUPERIOR CONSULTANT HOLDINGS CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2003	2003	2002	2003	2002

GAAP to Non-GAAP Reconciliations:
Consolidated revenue	$26,427	$24,461	$22,243	$99,540	$92,625
Less: Out-of-pocket reimbursements (1)	(1,852)	(1,872)	(2,239)	(7,599)	(8,517)

Net Revenue	$24,575	$22,589	$20,004	$91,941	$84,108

Operating expenses
Consolidated cost of services	$19,835	$18,214	$17,562	$74,374	$67,648
Selling, general and administrative expenses	6,390	6,493	7,946	26,253	32,816
Restructuring (recovery) charges, net	(193)	—	3,308	(193)	3,308
Impairment of assets and goodwill	—	—	8,794	—	8,794

Operating expenses — GAAP	26,032	24,707	37,610	100,434	112,566
Less: restructuring (recovery) charges, net	193	—	(3,308)	193	(3,308)
Less: impairment of assets and goodwill	—	—	(8,794)	—	(8,794)
Less: Out-of-pocket reimbursements (1)	(1,852)	(1,872)	(2,239)	(7,599)	(8,517)

Operating expenses, as adjusted	$24,373	$22,835	$23,269	$93,028	$91,947

Net earnings (loss)	$107	$(590)	$(15,370)	$(1,755)	$(17,464)
Depreciation and amortization	1,358	1,383	1,178	5,080	4,451
Interest (income) expense, net	340	301	3	861	(176)
Income tax benefit	—	—	—	—	(2,301)

EBITDA	$1,805	$1,094	$(14,189)	$4,186	$(15,490)

Capital expenditures, net of financing	$2,462	$1,842	$1,478	$7,627	$3,836

Gross profit % — Consulting (1)	40.9%	37.4%	35.2%	38.6%	38.2%
Gross profit % — Outsourcing (1)	10.1%	13.8%	3.6%	11.2%	14.7%
Gross profit % — Consolidated (1)	26.8%	27.7%	23.4%	27.4%	29.7%
SGA %	26.0%	28.7%	39.7%	28.6%	39.0%
Headcount	609	570	586	609	586

(1) In November 2001, the Financial Accounting Standards Board issued Staff Announcement Topic No. D-103, “Income Statement Characterization of Reimbursements Received for Out-of-Pocket Expenses Incurred,” which states that reimbursements received for out-of-pocket expenses should be characterized as revenue in the income statement. The application of Staff Announcement Topic No. D-103 does not have an impact on current or previously reported net earnings (loss) or earnings (loss) per share. We will continue to use net revenue (revenue before out-of-pocket reimbursements) and net cost of services (cost of services before out-of-pocket reimbursements) to compute percentage and margin calculations, as well as for purposes of comparing the results of operations for the quarter ended December 31, 2003, to the quarters ended September 30, 2003, and December 31, 2002, and the twelve months ended December 31, 2003 to the twelve months ended December 31, 2002.